Exhibit 4.1

EXECUTION VERSION

WARRANTS AMENDMENT AND AGREEMENT

This Warrants Amendment and Agreement (this “Agreement”), dated as of March 2, 2020, is by and between Bionano Genomics, Inc., a Delaware corporation (the “Company”), and the undersigned holders (collectively, the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Warrants (as defined below).

Recitals

Whereas, the Holder beneficially owns in the aggregate the number of warrants to purchase Common Stock issued on October 23, 2019 with an exercise price of $0.86 per share that are exercisable until October 23, 2024, as set forth on the Holder's signature page hereto (the “Original Warrants”).

Whereas, the Company and the Holder desire to amend the Original Warrants as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing and the terms and conditions set forth herein, the Company and Holder, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions.  Capitalized terms not defined in this Agreement have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II
ORIGINAL WARRANTS AND NEW WARRANTS

Section 2.1          Amendment of Original Warrants.   Commencing immediately following the Company’s delivery to the Holder of a prospectus supplement to the Prospectus dated October 21, 2019 relating to the terms of this Agreement (the “Prospectus Supplement”), which shall be delivered no later than 5:00 p.m. Eastern Time on the date hereof, and ending at 9:15 a.m. Eastern Time on the next Trading Day following such delivery of the Prospectus Supplement (the “Modified Exercise Price Term”), the Exercise Price per share for the number of Warrant Shares subject to the Original Warrants as listed on Exhibit A will be equal to $0.75 but only with respect to a cash exercise under Section 1(a) of the Original Warrants (and not pursuant to the cashless exercise procedure specified in Section 1(d) of the Original Warrants). In addition, the Maximum Percentage definition under Section 1(f) of the Original Warrants is hereby amended to 9.99%. The Warrant Shares issued upon exercise of the Original Warrants during the Modified Exercise Price Term shall be issued free of all legends. For the avoidance of doubt, with respect to any such Warrant Shares listed on Exhibit A that are not purchased pursuant to Holder’s exercise of an Original Warrant under Section 1(a) of such Original Warrant during the Modified Exercise Price Term, the Exercise Price will revert to the Exercise Price set forth in such Original Warrant ($0.86 per share, subject to any further adjustments pursuant to the terms of the Original Warrants) as of the end of the Modified Exercise Price Term.

Section 2.2         Issuance of New Warrants.  If and only if Holder purchases all Warrant Shares listed on Exhibit A subject to the Original Warrants pursuant to a cash exercise of such Original Warrants under Section 1(a) of the Original Warrants during the Modified Exercise Price Term, the Company shall deliver to Holder, on or before the next Trading Day following the end of the Modified Exercise Price Term, a new warrant to purchase Common Stock in the form attached hereto as Exhibit B with respect to each such Original Warrant (each, a “New Warrant”), which New Warrant will be exercisable for a number of shares of Common Stock equal to 100% of the number of Warrant Shares issued to Holder pursuant to such exercise of the corresponding Original Warrant of each applicable Original Warrant during the Modified Exercise Price Term pursuant to Section 2.1 above. For purposes of clarity, the aggregate number of shares issuable upon exercise of the New Warrants shall not exceed the aggregate number of Warrant Shares listed on Exhibit A.

Section 2.3          Legends; Restricted Securities.

(a)          The Holder understands that the New Warrants and the shares of Common Stock underlying the New Warrants are not, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate or book entry notation, as applicable, representing such securities may bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b)          Certificates or book entry notations evidencing shares of Common Stock underlying the New Warrants shall not contain any legend (including the legend set forth in Section 2.3(a) hereof) (the earliest to occur of the following, the “Delegend Date”) (i) following any sale of such Common Stock pursuant to Rule 144, (ii) if such Common Stock is eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (“Commission”). The Company agrees to maintain adequate current public information in accordance with the requirements of Rule 144(c).  The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such Common Stock may be sold under Rule 144 (assuming cashless exercise of the New Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Common Stock shall be issued free of all legends.

(c)          The Company shall file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission), and it will take such further action as the Holder may reasonably request, all to the extent required to enable the Holder to sell Securities without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 2.4          Filing of Form 8-K and Prospectus Supplement. Prior to 8:45 am Eastern Time on the next Trading Day following the date of this Agreement, the Company shall file with the Commission the Prospectus Supplement, and in addition shall file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries (as defined below) or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  As used herein, “Subsidiary” means any subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1          Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a)         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with (i) the filings required pursuant to Section 2.4 of this Agreement, (ii) such applications for listing of the shares of Common Stock issuable upon exercise of the New Warrants (“New Warrant Shares”) that are required to be filed with the Nasdaq Stock Market in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws (the “Required Approvals”). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c)        Registration Statement. The Warrant Shares are registered for issuance on that certain Registration Statement on Form S-1 (File No. 333-233828), as amended (the “Registration Statement”), and the Company knows of no reasons why such Registration Statement shall not remain available for the issuance of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for the issuance of the Warrant Shares underlying the Original Warrants until all Original Warrants are exercised and the Warrant Shares have been sold.

(d)        No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s amended and restated certificate of incorporation, amended and restated bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(e)        Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. As of the date of this Agreement, all of the disclosure when furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports (as defined below), is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company as of the date of this Agreement with the Commission pursuant to the reporting requirements of the 1934 Act, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f)          Issuance of Securities.  The issuance of the New Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof, other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder.  As of the date of issuance of the New Warrant, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein).  Upon exercise of the New Warrants in accordance with the terms of the New Warrants, the New Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the New Warrants is exempt from registration under the Securities Act.

(g)        No General Solicitation.  Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the New Warrants.

(h)         No Integrated Offering.  None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the New Warrants or the New Warrant Shares (collectively, the “New Securities”) under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the New Securities to require approval of shareholders of the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Stock Market.  None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the New Securities under the Securities Act or cause the offering of any of the New Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i)         No Disqualification Events.  With respect to New Warrants and the New Warrant Shares (collectively, “Securities”) to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act  (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

(j)         Outstanding Shares.  As of the date hereof, the Company has at least 34,552,469 shares of Common Stock outstanding.  The Company will promptly notify Holder if its number of outstanding shares of Common Stock decreases during the Modified Exercise Price Term.

Section 3.2          Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.

(a)         Organization; Due Authorization.  The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

 (b)        Understandings or Arrangements. The Holder is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Holder’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)         No Conflicts.  The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(d)         Access to Information.  The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and the merits and risks of investing in the Warrant Shares, the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e)         Holder Status.  The Holder represents and warrants that at the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any New Warrants, it was or will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(f)          Knowledge.  The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV
MISCELLANEOUS

Section 4.1          Subsequent Equity Sales.

(a)         From the date hereof until the fifth calendar day following the date hereof (the “Restricted Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.  As used herein, “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.  In addition, from the date hereof until the end of the Restricted Period, the Company shall not, directly or indirectly, file any registration statement with the Commission, or file any amendment or supplement thereto or cause any registration statement or amendment thereto to be declared effective by the Commission, or grant any registration rights to any Person that can be exercised prior to such time as set forth above; provided however, that the foregoing shall not prevent the Company from filing during the Restricted Period a registration statement on Form S-8.

(b)         Notwithstanding the foregoing, this Section 4.1 shall not apply in respect of an Exempt Issuance.  “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that, with respect to any such issuance as described in this subclause (c), such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, that such securities are issued as “restricted securities” (as defined in Rule 144) and the recipients of such securities are not granted registration rights that enable or require the filing of a resale registration statement until after the time period specified in the first sentence of Section 4.1(a) above.

Section 4.2         Resale Registration Statement. The Company reserves the right at any time to file and cause to become effective a registration statement covering the resale of the New Warrant Shares.  Holder hereby covenants and agrees to promptly provide the Company with any material information that is reasonably required to be provided in such registration statement with respect to such Holder. The Company may require Holder, by written notice given to Holder not less than seven (7) Trading Days prior to the filing date of a registration statement, to promptly, and in any event within five (5) Trading Days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the New Warrant Shares and such other information as may be legally required in connection with such registration.  The Company agrees to provide Holder with a customary indemnification and contribution agreement, in form reasonably satisfactory to Holder, in connection with any sales of New Warrant Shares pursuant to a registration statement.  Notwithstanding anything to the contrary contained herein, (i) the provisions of this Section 4.2 shall not be applicable to the extent that the Holder is required to be named as an underwriter in any resale registration statement, and (ii) any indemnities required to be provided in this Section 4.2 by the Holder shall apply solely with respect to written information provided by the Holder specifically for use in such registration statement, and such indemnities shall be limited to net proceeds received by such Holder with respect to sales of New Warrant Shares.

Section 4.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to (i) the email address of the Holder set forth on Holders’ signature page or (ii) the email address of the Company set forth on the Company's signature page, as applicable.

Section 4.4         Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5        Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 10 of the New Warrants.

Section 4.8        Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10       Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the reasonable legal fees of Ropes & Gray LLP, outside counsel for Sio Partners LP and certain of its Affiliates, in an amount not to exceed $35,000 in the aggregate.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

Section 4.11        Equal Treatment of New Warrant Holders. No consideration (including any modification of this Agreement or the New Warrants) shall be offered or paid to any holder of New Warrants to amend or consent to a waiver or modification of any provision of this Agreement or the New Warrants unless the same consideration is also offered to all of the holders of the New Warrants. For clarification purposes, this provision constitutes a separate right granted to each holder of New Warrants by the Company and negotiated separately by each holder of the New Warrants, and is intended for the Company to treat the holders of New Warrants as a class and shall not in any way be construed as the holders of New Warrants acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Warrants Amendment and Agreement to be executed by its duly authorized representative as of the date first written above.

COMPANY:

Bionano Genomics, Inc.

By:
Name: R. Erik Holmlin, Ph.D.
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Warrants Amendment and Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Holder:

SIO PARTNERS LP

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	2,209,338
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

SIO PARTNERS MASTER FUND LP

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	1,253,581
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

IN WITNESS WHEREOF, the undersigned has caused this Warrants Amendment and Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Holder:

COMPASS MAV LLC

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	1,416,353
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

COMPASS OFFSHORE MAV LIMITED

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	904,223
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

IN WITNESS WHEREOF, the undersigned has caused this Warrants Amendment and Agreement to be executed by its duly authorized representative as of the date first written above.

WALLEYE OPPORTUNITIES MASTER FUND LTD

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	601,093
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

WALLEYE TRADING LLC

By:	Sio Capital Management LLC
Its Investment Manager

By:
Name: Michael Castor
Title: Managing Member

Number of Original Warrants held:	598,370
Email Address of Holder:

Address for Delivery of New Warrants for Holder:

Exhibit A

Modified Original Warrants

Warrant Number	Holder Name	Issuance Date	Number of Warrant Shares
CSW-09	Compass MAV LLC	10/23/2019	656,480
CSW-10	Compass Offshore MAV Limited	10/23/2019	418,720
CSW-11	Sio Partners LP	10/23/2019	923,584
CSW-12	Sio Partners Master Fund LP	10/23/2019	563,936
CSW-13	Walleye Opportunities Master Fund Ltd	10/23/2019	384,320
CSW-14	Walleye Trading LLC	10/23/2019	252,960
Total			3,200,000

Exhibit B

Form of New Warrant